Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement, dated as of February 1, 2023 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and International Flavors & Fragrances Inc. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Board Representation and Board Matters.

(a)	The Company and the Icahn Group agree as follows:

(i)

On or prior to the date of this Agreement, the Company shall take or shall have taken all necessary action so that there will be a vacancy on the Board of Directors of the Company (the “Board”), and will appoint Gaoxiang “Gary” Hu (the “Icahn Designee”) to fill the vacancy, effective as soon as practicable after the date of this Agreement, with a term expiring at the 2023 annual meeting of stockholders of the Company (the “2023 Annual Meeting”). The parties acknowledge that Barry Bruno (the “Independent Director”) is currently a member of the Board.

(ii)

As long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Company agrees that (x) the Company will reduce the size of its Board effective as of the 2023 Annual Meeting to consist of no more than eleven (11) individuals and (y) the Company’s slate of nominees for election to the Board at the 2023 Annual Meeting will consist of no more than eleven (11) individuals (collectively, the “2023 IFF Slate”) and will include, subject to his willingness and consent to serve, each of the Icahn Designee and the Independent Director (each, a “Subject Director”).

(iii)

The Company shall use reasonable best efforts to cause the election of each Subject Director at the 2023 Annual Meeting (including by (x) recommending that the Company’s stockholders vote in favor of the election of each Subject Director, (y) including each Subject Director in the Company’s proxy statement and proxy card for the 2023 Annual Meeting, and (z) otherwise supporting each Subject Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to the 2023 Annual Meeting.

(iv)

That as a condition to each Subject Director’s (and any replacement Subject Director’s) appointment to the Board and subsequent nomination for election, each Subject Director will provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”).

(v)

That, subject to Section 1(c) below, should a Subject Director resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of stockholders subsequent to the 2023 Annual Meeting, following which the Icahn Group’s replacement rights pursuant to this Section 1(a)(v) shall terminate), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Company shall cause to be added as a member of the Board or as a nominee on the 2023 IFF Slate, as applicable, (i) in the case of the Icahn Designee, a replacement (who may be an employee of any member of the Icahn Group) designated by the Icahn Group who is reasonably acceptable to the Board, such approval not to be unreasonably withheld, conditioned or delayed, who will then be deemed to be the Icahn Designee hereunder and (ii) in the case of the Independent Director, a replacement independent director that is mutually acceptable to the Board and the Icahn Group, who will then be deemed to be the Independent Director hereunder. The parties understand and agree that there will be only one Independent Director and only one Icahn Designee under this Agreement.

(vi)

For the avoidance of doubt, the Board’s approval of a replacement director pursuant to Section 1(a)(v) shall require that such replacement does: (A) qualify as “independent” pursuant to the independence requirements of the New York Stock Exchange, (B) have the relevant financial and business experience to be a director of the Company, (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, (collectively clauses (A) through (C), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Subject Director from becoming a director had such criteria been in effect today, and (ii) the Company acknowledges that each Subject Director satisfies the requirements of Section 1(a)(vi)(B).

(vii)

That (1) for any annual meeting of stockholders subsequent to the 2023 Annual Meeting during the term of this Agreement, the Company shall notify the Icahn Group in writing no less than thirty-five (35) calendar days before the advance notice deadline set forth in the Company’s Bylaws whether the Subject Directors will be nominated by the Company for election as a director at such annual meeting and, (2) if the Subject Directors are to be so nominated, shall use reasonable best efforts to cause the election of the Subject Directors so nominated by the Company (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Subject Directors, (y) including the Subject Directors in the Company’s proxy statement and proxy card for such annual meeting and (z) otherwise supporting the Subject Directors for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to any such annual meeting at which the Company has nominated the Subject Directors and the Subject Directors have consented to being named, and are named, in the proxy statement relating to such annual meeting.

(viii)

That as of the date of this Agreement, the Company represents and warrants that, (y) prior to the Board appointing the Icahn Designee as a director, the Board is composed of thirteen (13) directors and that there is one (1) vacancy on the Board, and (z) immediately after the Board appoints the Icahn Designee as a director, the Board will be composed of fourteen (14) directors and that there will be no vacancies on the Board.

(ix)

That from and after the date of this Agreement, so long as the Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Company’s chief executive officer and chief financial officer, mergers and acquisitions of material assets, or dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto shall take place only at the full Board level or in committees of which the Icahn Designee is a member.

(x)

Concurrently with the appointment to the Board pursuant to Section 1(a)(i) and subject to compliance with all stock exchange rules, the Board will consider appropriate appointments for each Subject Director to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, (i) for so long as the Icahn Designee is a member of the Board, the Icahn Designee will be a member of the Audit Committee and Transaction Committee of the Board and (ii) the Company acknowledges that for so long as any Subject Director is a member of the Board, such Subject Director shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such Subject Director is a member of such committee, except in cases where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates.

(b)

At all times from the date of this Agreement through the termination of his service as a member of the Board, each Subject Director will need to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members, including the Corporate Governance Guidelines, Code of Conduct, Code of Conduct for Directors, Insider Trading Policy, Window Period Policy for the Purchase and Sale of Company Securities, Section 16 and Rule 144 Reporting Obligations Policy, Regulation FD Policy, Rule 10(b)(5) Guidelines, Share Retention Policy, and Related Person Transactions Policy (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). For the avoidance of doubt, the Parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group. The Icahn Group confirms that the Independent Director is not employed by or a consultant of, and is not otherwise an Affiliate or Associate of, any member of the Icahn Group. The Icahn Group confirms that the Company may require the replacement of the Independent Director pursuant to Section 1(a)(v) if he or she becomes an employee, consultant, Affiliate or Associate of any member of the Icahn Group.

(c)

The Icahn Group, upon request, shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported by the Icahn Group in any public filing with the Securities and Exchange Commission (the “SEC”).

For purposes of this Agreement: the term “Net Long Position” shall mean: such outstanding common shares of the Company (“Common Shares”) beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(d)

So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position in at least 1,875,000 of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 15.0% of the then-outstanding Common Shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s stockholders within 270 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 9.9% of the then-outstanding Common Shares. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.

2. Additional Agreements.

(a)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2023 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the 2023 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2023 Annual Meeting, to be present for quorum purposes and to be voted, at the 2023 Annual Meeting or at any adjournment or postponement thereof, (A) for each nominee on the 2023 IFF Slate, (B) against any nominees that are not nominated by the Board for election at the 2023 Annual Meeting, (C) against any stockholder proposal to increase the size of the Board, and (D) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2023 Annual Meeting.

(b)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any annual meeting of stockholders subsequent to the 2023 Annual Meeting, if the Board has agreed to nominate each Subject Director then serving on the Board for election at such annual meeting and each Subject Director has consented to be nominated at such annual meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable annual meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such annual meeting, to be present for quorum purposes and to be voted at such annual meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such annual meeting, (B) against any (i) stockholder proposal to increase the size of the Board and (ii) nominees that are not nominated by the Board for election at such annual meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any such annual meeting following the 2023 Annual Meeting.

(c)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any special meeting of shareholders that includes a proposal to remove directors or to expand the Board and add directors, then so long as (x) each Subject Director is a member of the Board at the time of such special meeting or (y) the Icahn Group has replacement rights pursuant to clause 1(a)(v) at such time (including at such special meeting), each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special meeting, to be present for quorum purposes and to be voted at such special meeting or at any adjournment or postponement thereof, (A) for each director nominated or supported by the Board for election at such special meeting, and (B) against any (i) proposal to remove directors or increase the size of the Board and (ii) nominees that are not nominated by the Board for election at such special meeting. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any such special meeting.

(d)

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (x) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (y) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

3. Icahn Group Restrictions.

(a)

From and after the appointment of the Icahn Designee to the Board pursuant to Section 1(a)(i) until the Termination Time (as such term is defined in Section 9 below) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly:

(i)

acquire, offer or propose to acquire any Voting Securities (or beneficial ownership thereof), or rights or options to acquire any Voting Securities (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates and Associates, would in the aggregate, beneficially own more than 9.9% of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), no Person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;

(ii)	form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;

(iii)

present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iv)

grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 2(a) or Section 2(b);

(v)

call or seek to call any special meeting of the Company or action by consent resolutions or make any request under Section 624 of the New York Business Corporation Law or other applicable common law or legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(vi)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company;

(vii)

separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution; provided that Extraordinary Transaction shall not include, and neither this Section 3(a) nor any other term of this Agreement, shall restrict the Icahn Group from, on any date following the date of this Agreement and prior to the first anniversary of this Agreement, commencing and consummating one tender offer pursuant to applicable U.S. laws and regulations to acquire additional Common Shares, so long as (1) such tender offer shall be consummated, terminated or withdrawn no later than 45 days following the date of the initial public announcement of the tender offer and (2) upon consummation of such tender offer the Icahn Group would not beneficially own more than 9.9% of the outstanding Common Shares;

(viii)

seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(ix)

make any public communication in opposition to (A) any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;

(x)

seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of stockholders, except in accordance with Section 2(a) or Section 2(b);

(xi)	publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(xii)	encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.

(b)

Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) the Company or the Company’s respective current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.

(c)	The Icahn Group shall not enter into any agreement with, or compensate, the Independent Director with respect to his or her role or service (including voting) as a director of the Company.

(d)

All contacts initiated by the Icahn Designee with any employee of the Company will be coordinated through the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Head of Investor Relations, Controller or Head of Internal Audit, provided that no such prior co-ordination will be needed for (1) contacts with other employees relating to administrative matters or (2) for any email with any other employee with questions so long as one of the Chief Executive Officer, Chief Financial Officer, General Counsel or Head of Investor Relations is copied on such email.

4.

Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit A. The Icahn Group will not issue a separate press release. The Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement.

5.

Confidentiality Agreement. The Company hereby agrees that: (i) each Subject Director is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time any Subject Director is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Carl C. Icahn, and the Company confirms that it will advise members of the Board including each Subject Director that they may, but are not obligated to, speak to Mr. Carl C. Icahn (but subject to the Confidentiality Agreement, mutatis mutandis), if they are willing to do so and subject to their fiduciary duties and Company Policies (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group).

6.

Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.

Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially own, an aggregate of 3,750,000 Common Shares (including Common Shares underlying forward contracts), (b) except as set forth in the preceding clause (a) or as otherwise disclosed to the Company, no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Icahn Group has any knowledge of any other stockholder of the Company that intends to submit a notice to the Company to nominate directors at the 2023 Annual Meeting.

8.

Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other stockholder of the Company, except for the Icahn Group, and (b) the date for the 2023 Annual Meeting is scheduled for May 3, 2023 (and shall, in any event, be held no later than June 3, 2023). Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other stockholder of the Company to avoid a proxy or similar contest with such stockholder at the 2023 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.

9.

Miscellaneous. Following the appointment of the Icahn Designee to the Board pursuant to Section 1(a)(i), this Agreement shall continue in effect and shall only terminate and be of no further force or effect upon the later of (x) 35 calendar days before the advance notice deadline set forth in the Company’s Bylaws for the Company’s 2024 annual meeting of stockholders and (y) the first day on which the Icahn Designee is not a member of the Board (such later date, the “Termination Time”). The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or the other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.

Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

12.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:

if to the Company:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attention: Jennifer A. Johnson,

      EVP, General Counsel and Corporate Secretary

Email:    jennifer.a.johnson@iff.com

With copies to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Louis Goldberg

     Brian Wolfe

Email:    louis.goldberg@davispolk.com

   brian.wolfe@davispolk.com

if to the Icahn Group:

Icahn Capital LP

16690 Collins Avenue, PH-1

Sunny Isles Beach, FL 33160

Attention: Jesse Lynn, Chief Operating Officer

Email:      jlynn@sfire.com

13.

Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14.	Counterparts. This Agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

15.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

16.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

17.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

18.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

International Flavors & Fragrances Inc.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President and General Counsel

[Signature Page to Cooperation Agreement between

IFF and the Icahn Group]

ICAHN GROUP

CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

[Signature Page to Cooperation Agreement between

IFF and the Icahn Group]

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Vice President

[Signature Page to Cooperation Agreement between

IFF and the Icahn Group]

SCHEDULE A

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

EXHIBIT A

[PRESS RELEASE]

FOR IMMEDIATE RELEASE

Media Relations:

Paula Heinkel

332.877.5339

Media.request@iff.com

Investor Relations:

Michael Bender

212.708.7263

Investor.Relations@iff.com

IFF Appoints Gary Hu to Board of Directors

NEW YORK – Feb. 2, 2023 – IFF (NYSE: IFF) today announced the appointment of Gary Hu to the Company’s Board of Directors, effective February 1, 2023. Mr. Hu, a Portfolio Manager at Icahn Capital, will be appointed to the Board’s Audit and Transaction Committees. In connection with this appointment, IFF has entered into a cooperation agreement with Icahn Capital LP and its affiliates.

“On behalf of the IFF Board of Directors, I would like to welcome Gary to the Board,” said Dale Morrison, Chairman of IFF’s Board of Directors. “We expect that Gary’s board experience, coupled with his financial and investment expertise, will prove a solid addition to our Board. We look forward to working alongside him as we continue to execute on our Growth and Transformation Plan to drive increased shareholder value.”

“As a member of IFF’s Board, I am excited to help the Company realize its strategic goals and execute on its initiatives for 2023 and beyond. IFF is on the precipice of its next phase of growth, and I am excited to join the Board at this pivotal time,” said Mr. Hu.

“I am confident that Gary will be an excellent addition to the IFF Board,” said Carl Icahn, CEO of Icahn Capital. “As IFF continues to advance its strategic efforts, I believe that the Board and management team are poised to capture further opportunities for growth, deploying innovation across the portfolio to create value for shareholders.”

Additionally, Barry Bruno, who was appointed to the IFF Board in connection with a previous cooperation agreement with Icahn Capital announced on February 8, 2022, will continue to serve as an independent Director. Icahn Capital has agreed to customary standstill, voting and other provisions. The full agreement between IFF and Icahn Capital will be filed on a Form 8-K with the SEC, concerning this.

About Gary Hu

Mr. Hu currently serves as a Portfolio Manager at Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., which is a diversified holding company engaged in a variety of businesses. Prior to joining Icahn Capital LP, he worked at Silver Point Capital LP, a credit-focused investment firm from 2012 to 2020, and Stockbridge Investors, the public securities affiliate of Berkshire Partners LLC from 2010 to 2012. Mr. Hu has been serving as a board member of Bausch & Lomb and Dana Incorporated since 2022, and previously served on the boards of Occidental Petroleum Corporation and Cloudera Incorporated.

He graduated from the University of Pennsylvania with a B.S. in Finance and Accounting and a B.A.S. in Computer Science.

###

Welcome to IFF

At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter , Facebook, Instagram, and LinkedIn.

© 2023 by International Flavors & Fragrances Inc. IFF is a Registered Trademark. All Rights Reserved.

EXHIBIT B

[CONFIDENTIALITY AGREEMENT]

CONFIDENTIALITY AGREEMENT

From: International Flavors & Fragrances Inc.

February 1, 2023

To: Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the execution of the Cooperation Agreement (the “Cooperation Agreement”), dated as of February 1, 2023, among International Flavors & Fragrances Inc. (the “Company”) and the Icahn Group. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Cooperation Agreement. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement and during the term of the Cooperation Agreement, each Subject Director may, if and to the extent he or she desires to do so, disclose non-privileged information he or she obtains while serving as a member of the Board of Directors (“Board”) of the Company to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies (subject to the Confidentiality Agreement), if they are willing to do so and subject to their fiduciary duties and the Company Policies. The Company may also furnish non-privileged information to you and your Representatives. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, affiliates, representatives, attorneys, advisors, directors, officers or employees, subject to the restrictions in paragraph 2 (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by a Subject Director, or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.

The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by a Subject Director, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than a Subject Director, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.

You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever and not use any Evaluation Material except for the purpose of monitoring your investment in the Company, in each case without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this letter agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that neither Subject Director shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege.

3.

In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you will inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.

You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company (other than the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, General Counsel, or such other persons approved in writing by the foregoing or the Board) concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company.

2

5.

All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Subject Director is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.

6.

You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Company Shares or any of the Company’s other securities on the basis of such information in violation of such laws.

7.

You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8.

Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9.

You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

3

10.

Each of the parties (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.

This letter agreement and the Cooperation Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12.

All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:

if to the Company:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attention: Jennifer A. Johnson,

EVP, General Counsel and Corporate Secretary

Email:      jennifer.a.johnson@iff.com

4

With copies to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue New York, NY 10017

Attention: Louis Goldberg

Brian Wolfe

Email:      louis.goldberg@davispolk.com

brian.wolfe@davispolk.com

if to the Icahn Group:

Icahn Capital LP

16690 Collins Avenue, PH-1

Sunny Isles Beach, FL 33160

Attention: Jesse Lynn, Chief Operating Officer

Email:      jlynn@sfire.com

13.

If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14.	This letter agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

15.

This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.

16.

This letter agreement shall expire two (2) years from the date on which the Cooperation Agreement terminates; except that the obligations hereunder will remain in effect for information that is retained as provided in Section 5 and except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and (ii) retained pursuant to Section 5.

17.	No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

18.

Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

5

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

International Flavors & Fragrances Inc.

By:
Name:
Title:

Accepted and agreed as of the date first written above:

CARL C. ICAHN

Carl C. Icahn

ICAHN PARTNERS LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:
Name:	Ted Papapostolou
Title:	Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By:
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Confidentiality Agreement between IFF and the Icahn Group]

ICAHN ONSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:
Name:	Jesse Lynn
Title:	Vice President

[Signature Page to Confidentiality Agreement between IFF and the Icahn Group]

SCHEDULE A

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Carl C. Icahn